UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

Western Capital Resources, Inc. held a special meeting of shareholders (the “Special Meeting”) on January 20, 2016. There were 7,954,458 shares of common stock represented either in person or by proxy at the Special Meeting. The shareholders voted as follows on the following matters at the Special Meeting:

(i)        The shareholders approved the Western Capital Resources, Inc. 2015 Stock Incentive Plan. The holders of 7,948,362 shares voted for this proposal; the holders of 6,042 shares voted against this proposal; and the holders of 54 shares abstained. There were no broker non-votes.

(ii)       The shareholders approved the proposal to reincorporate the company from Minnesota to Delaware. The holders of 7,951,549 shares voted for this proposal; the holders of 2,905 shares voted against this proposal; and the holders of 4 shares abstained. There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: January 22, 2016	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer